Company Contact: Kelly J. Gill Chief Executive Officer 615-771-7575	Investor Relations: Charles Lynch Westwicke Partners 443-213-0504
Diversicare Announces 2013 Third Quarter Results

BRENTWOOD, TN, (November 7, 2013) – Diversicare Healthcare Services, Inc. (NASDAQ: DVCR), a premier provider of long-term care services primarily in the Southeast and Southwest, today announced its results for the third quarter ended September 30, 2013. The Company's revenue grew to $70.4 million, an increase of 13.8% year-over-year.
On November 6, 2013, the Board of Directors declared a quarterly dividend of $0.055 per common share payable to shareholders of record as of December 31, 2013, to be paid on January 13, 2014.
Third Quarter 2013 Highlights

•	In the third quarter the Company assumed operations of the Seneca Place facility in Louisville, KY on August 1st; and completed the previously announced disposition of its Arkansas portfolio.

•
Net Revenue increased 13.8% to $70.4 million in the third quarter of 2013 from $61.8 million in the third quarter of 2012, due primarily to the increased contribution of the three facilities leased during 2012, five facilities acquired in Kansas in 2013, and one additional facility leased in 2013. Modest increases in governmental and private pricing contributed to revenue growth, offset by a decline in center occupancy and skilled mix at same-store facilities.

•
Excluding professional liability expense, facility-level operating income decreased 3.0% to $12.7 million from $13.1 million in the third quarter of 2013. General and administrative costs and professional liability expense both declined slightly as a percentage of net revenue.

•
Operating loss increased to $2.8 million compared to $0.2 million in the third quarter of 2012 as a result of restructuring expense of $0.9 million, new facility start-up costs, and decreased census from the year ago quarter.

•
On October 1st the Company assumed operation of four facilities in the Midwest, three in Ohio and one in Indiana, all previously announced. While the Company realized no revenue from this transaction in the third quarter, some expenses related to the transaction were incurred during the third quarter.

CEO Remarks

Commenting on the results, Kelly Gill, Diversicare's CEO, stated, "Over the past year, we have taken bold steps to exit unfavorable markets, expand into attractive new states, and enhance our financial flexibility at the same time. This was accomplished through a series of transactions, the most recent of which we completed after the quarter ended.

"Our third quarter results reflected some, but not all, of the changes we have made to our facility portfolio, and thus do not capture the full impact of our repositioning of the Company," Mr. Gill continued. "Results from our acquisition of five Kansas facilities earlier this year were included for the entire quarter, but were impacted by renovations we are undertaking that resulted in some bed capacity out of service during the quarter. Additionally, our Seneca Place facility contributed only two months' worth of revenue, while our newly leased centers in Indiana and Ohio came on line in October. As a result, we have yet to see the full benefit of our acquisition activity.

"That said, year-over-year revenue growth continued to accelerate, to 13.8%, from 5.3% in the first half of 2013, and we generated good operating leverage over our general and administrative expenses. While our facility-level operating profit declined slightly, this was measurably impacted by our integration and renovation activities during the quarter."

Mr. Gill concluded, "Overall, I believe that over the past year we have repositioned the Company's facility portfolio toward a much improved geographical footprint and risk profile. Combined with the investments we have made in the past toward our operating infrastructure, this should benefit us in the future as we complete our integration and renovation activities at newly acquired facilities, execute on both our organic-growth and cost-efficiency initiatives, and continue to pursue additional acquisitions."
Other Highlights for the Third Quarter 2013
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended September 30,
	2013		2012
Skilled nursing occupancy	76.6%	(1)	78.1%	(1)
As a percent of total census:
Medicare census	11.0%		12.8%
Managed Care census	2.9%		2.4%
As a percent of total revenues:
Medicare revenues	26.3%		29.7%
Medicaid revenues	55.3%		53.4%
Managed Care revenues	5.6%		5.0%
Average rate per day:
Medicare	$430.73		$425.09
Medicaid	$162.08		$157.44
Managed Care	$379.92		$379.85

(1)	Skilled nursing occupancy excludes our recently leased Clinton, Kentucky nursing center, recently leased Louisville, Kentucky nursing center, and recently acquired Kansas nursing centers.
Patient Revenues
Patient revenues were $70.4 million in 2013 and $61.8 million in 2012. The increase is primarily attributable to the contribution of newly leased and newly acquired centers. The recently acquired Kansas centers which contributed $5.8 million in revenues during the quarter. The newly leased 107-bed skilled nursing center in Louisville, Kentucky contributed $1.3 million in additional revenues during the third quarter of 2013, subsequent to the assuming operations of this center effective August 1, 2013.
In addition to our nursing center operations acquired in the current year, certain centers that were acquired in 2012, also contributed increased revenues in third quarter of 2013 as compared to the same quarter in 2012. Our 90-bed West Virginia nursing center has contributed $1.3 million in additional revenue as it continues to develop its total census and Medicare and Managed Care census. Additionally, the leased 88-bed nursing center in Clinton, Kentucky, generated additional revenues of $0.8 million, and the leased 154-bed skilled nursing center in Louisville, Kentucky, contributed $2.4 million in additional revenues for the three months ended September 30, 2013 as compared to the same period in 2012.
The increase in revenues from the newly leased or acquired facilities was partially offset by an overall decrease in census at our same-store nursing centers of $0.9 million. The overall decrease in census includes a decrease of 3.6% in Medicare census 2013, which resulted in a reduction of $2.5 million. The decrease in Medicare census was partially offset by an increase in both Medicaid and Managed Care census during the period. The Medicaid census for 2013 increased $0.9 million compared to 2012. Managed Care average daily census at our same-store nursing centers increased 26.5% during 2013 for a $0.7 million increase in revenue.
The average Medicaid rate per patient day at same-store nursing centers for 2013 increased 3.1% compared to 2012, resulting in an increase in revenue of $1.0 million. This average rate per day for Medicaid patients is the result of rate increases in certain states and increasing patient acuity levels. The average Medicare rate per patient day for 2013 increased 0.5% compared to 2012, resulting in an increase in revenue of $0.3 million.

Expenses
Operating expense increased in the third quarter of 2013 to $57.7 million as compared to $48.8 million in the third quarter of 2012, driven primarily by the $9.3 million increase in operating costs attributable to the recently added nursing centers. Operating expense experienced a modest increase as a percentage of revenue at 82.0% for the third quarter of 2013 as compared to 78.9% in the third quarter of 2012.
The largest component of operating expenses is wages. Considering the aforementioned addition of the new centers, we experienced only a slight increase to $33.2 million in the third quarter of 2013 as compared to $30.1 million in the third quarter of 2012, an increase of $3.1 million, or 10.1%. While wages increased overall, wages as a percentage of revenue decreased in the third quarter of 2013 to 47.2% as compared to 48.8% in the third quarter of 2012, a decrease of 1.6%.
Professional liability expense was $1.4 million in the third quarter of 2013 compared to $1.3 million in the third quarter of 2012, an increase of $0.1 million. We were engaged in 53 professional liability lawsuits as of September 30, 2013, compared to 49 as of December 31, 2012. Our quarterly cash expenditures for professional liability costs of continuing operations were $1.3 million and $0.2 million for 2013 and 2012, respectively. Professional liability expense and cash expenditures fluctuate from year to year based respectively on the results of our third-party professional liability actuarial studies and on the costs incurred in defending and settling existing claims.
General and administrative expense was $6.1 million in the third quarter of 2013 as compared to $5.7 million in the third quarter of 2012, an increase of $0.4 million. The increase in general and administrative expense is primarily attributable to an increase in salaries and related taxes, primarily as a result of wage increases of $0.5 million in the third quarter of 2013 as compared to the same period in 2012.
We incurred certain restructuring charges in connection with the termination of our existing lease for 11 Arkansas nursing centers totaling $0.9 million. These costs included items such as severance and legal expenses associated with the Arkansas disposition, but not related to the operations of the facilities. These expenses were classified as restructuring expenses on the interim consolidated statement of operations for the third quarter of 2013. As these expenses related to the Arkansas disposal transaction which occurred in 2013, the $0.9 million in restructuring expense represents an increase from the same period in 2012.
Interest expense was $1.0 million in the third quarter of 2013 and $0.7 million in the third quarter of 2012, an increase of $0.3 million. The increase was primarily attributable to slightly higher debt balances in 2013 as a result of the amended credit facility which increased the balance of outstanding debt as a result of the acquisition of the Kansas centers.
Facility Renovations
As of September 30, 2013, we have completed renovations at 17 centers, 11 of which are within our portfolio of continuing operations. We are currently implementing plans for renovation projects at two of our Texas centers. A total of $28.1 million has been spent on these renovation programs to date, with $21.4 million financed through Omega, $6.0 million financed with internally generated cash, and $0.7 million financed with long-term debt.

Conference Call Information
A conference call has been scheduled for Friday, November 8, 2013 at 7:00 A.M. Central time (8:00 A.M. Eastern time) to discuss third quarter 2013 results.
The conference call information is as follows:

Date:	Friday, November 8, 2013
Time:	7:00 A.M. Central, 8:00 A.M. Eastern
Webcast Links:	www.DVCR.com
Dial in numbers:	877.340.2552 (domestic) or 253.237.1159 (International) The Operator will connect you to Diversicare’s Conference Call

A replay of the conference call will be accessible two hours after its completion through November 15, 2013 by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering Conference ID 92452903.
FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully operate the new nursing centers in Kansas, new nursing center in West Virginia, our ability to successfully operate the new nursing centers in Kentucky, our ability to increase census at our renovated facilities, changes in governmental reimbursement, including the impact of the CMS final rule that has resulted in a reduction in Medicare reimbursement as of October 2011 and our ability to mitigate the impact of the revenue reduction, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of laws and regulations governing quality of care or violations of other laws and regulations applicable to our business, impacts associated with the implementation of our electronic medical records plan, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our facilities, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Diversicare Heathcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

Diversicare provides long-term care services to patients in 47 skilled nursing centers containing 5,600 licensed nursing beds, primarily in the Southeast and Southwest. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
-Financial Tables to Follow-

DIVERSICARE HEALTHCARE SERVICES, INC.
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2013	December 31, 2012
ASSETS:
Current Assets
Cash and cash equivalents	$3,419	$5,930
Receivables, net	27,838	24,631
Deferred income taxes	7,667	5,305
Current assets of discontinued operations	1,970	4,649
Other current assets	4,453	6,341
Total current assets	45,347	46,856

Property and equipment, net	54,612	41,922
Deferred income taxes	15,334	12,352
Acquired leasehold interest, net	8,324	8,612
Other assets, net	10,881	5,221
TOTAL ASSETS	$134,498	$114,963

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Current portion of long-term debt and capitalized lease obligations	$1,913	$1,436
Trade accounts payable	6,777	3,603
Current liabilities of discontinued operations	587	2,209
Accrued expenses:
Payroll and employee benefits	10,336	11,048
Current portion of self-insurance reserves	12,091	9,175
Other current liabilities	4,719	3,722
Total current liabilities	36,423	31,193
Noncurrent Liabilities
Long-term debt and capitalized lease obligations, less current portion	49,142	28,026
Self-insurance reserves, less current portion	17,131	14,531
Other noncurrent liabilities	16,464	17,544
Total noncurrent liabilities	82,737	60,101

PREFERRED STOCK	4,918	4,918

SHAREHOLDERS’ EQUITY	10,420	18,751

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$134,498	$114,963

DIVERSICARE HEALTHCARE SERVICES, INC.
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended September 30,
	2013	2012
PATIENT REVENUES, net	$70,353	$61,824
Operating expense	57,694	48,768
Facility-level operating income	12,659	13,056

EXPENSES:
Lease and rent expense	5,250	4,711
Professional liability	1,382	1,348
General and administrative	6,092	5,651
Depreciation and amortization	1,784	1,578
Restructuring	944	—
Total expenses less operating	15,452	13,288
OPERATING LOSS	(2,793)	(232)
OTHER INCOME (EXPENSE):
Equity in net income (loss) of unconsolidated affiliate	63	(95)
Interest expense, net	(1,002)	(696)
Debt retirement costs	—	—
	(939)	(791)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(3,732)	(1,023)
BENEFIT (PROVISION) FOR INCOME TAXES	1,388	525
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(2,344)	(498)
NET INCOME FROM DISCONTINUED OPERATIONS:
Operating income, net of taxes	(2,421)	348
Gain on disposal, net of taxes	—	170
DISCONTINUED OPERATIONS	(2,421)	518
NET INCOME (LOSS)	(4,765)	20
Less: income attributable to noncontrolling interest	(17)	(16)
NET INCOME (LOSS) ATTRIBUTABLE TO DIVERSICARE HEALTHCARE SERVICES, INC.	(4,782)	4
PREFERRED STOCK DIVIDENDS	(86)	(86)
NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS	$(4,868)	$(82)

NET INCOME (LOSS) PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic and diluted
Continuing operations	$(0.42)	$(0.10)
Discontinued operations	(0.41)	0.09
	$(0.83)	$(0.01)

DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	0.055	0.055
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	5,892	5,828

DIVERSICARE HEALTHCARE SERVICES, INC.
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Nine Months Ended September 30,
	2013	2012
PATIENT REVENUES, net	$200,502	$182,798
Operating expense	160,770	145,100
Facility-level operating income	39,732	37,698

EXPENSES:
Lease and rent expense	15,343	14,035
Professional liability	5,682	3,603
General and administrative	18,579	17,698
Depreciation and amortization	5,014	4,716
Restructuring	944	—
Total expenses less operating	45,562	40,052
OPERATING INCOME (LOSS)	(5,830)	(2,354)
OTHER INCOME (EXPENSE):
Equity in net losses of unconsolidated affiliate	(152)	(127)
Interest expense, net	(2,582)	(2,099)
Debt retirement costs	(320)	—
	(3,054)	(2,226)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(8,884)	(4,580)
BENEFIT (PROVISION) FOR INCOME TAXES	3,548	1,778
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(5,336)	(2,802)
NET INCOME FROM DISCONTINUED OPERATIONS:
Operating income, net of taxes	(2,555)	843
Gain on disposal, net of taxes	—	170
DISCONTINUED OPERATIONS	(2,555)	1,013
NET INCOME (LOSS)	(7,891)	(1,789)
Less: income attributable to noncontrolling interest	(51)	(109)
NET INCOME (LOSS) ATTRIBUTABLE TO DIVERSICARE HEALTHCARE SERVICES, INC.	(7,942)	(1,898)
PREFERRED STOCK DIVIDENDS	(258)	(258)
NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS	$(8,200)	$(2,156)

NET INCOME (LOSS) PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic and diluted
Continuing operations	$(0.96)	$(0.54)
Discontinued operations	(0.43)	0.17
	$(1.39)	$(0.37)

DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.165	$0.165
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	5,878	5,816

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)

	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	(4,765)	(2,179)	$(947)	$(1,131)	$20
Loss (income) from discontinued operations	2,421	178	(43)	258	(518)
Income tax benefit	(1,388)	(1,041)	(1,119)	(249)	(525)
Interest expense	1,002	893	687	712	696
Debt retirement costs	—	320	—	—	—
Depreciation and amortization	1,784	1,642	1,588	1,561	1,578
EBITDA	(946)	(187)	166	1,151	1,251

EBITDA adjustments:
Separation and related costs (a)	—	120	—	15	57
Acquisition related costs (b)	123	442	117	36	272
New facility start-up negative EBITDA (c)	115	56	180	150	606
Restructuring costs (d)	944	—	—	—	—
Adjusted EBITDA	$236	$431	$463	$1,352	$2,186

(a)	Represents the separation and related costs of Diversicare Healthcare Services, Inc.
(b)	Represents non-recurring costs associated with acquisition-related transactions.
(c)
Represents the negative EBITDA associated with the new facility and venture start-ups of Diversicare Healthcare Services, Inc. related primarily to the start-up of our Rose Terrace nursing center in West Virginia, our new nursing center in Clinton, Kentucky, and Diversicare Healthcare Services, Inc.’s pharmacy joint venture partnership.

(d)	Represents non-recurring restructuring costs associated with the disposition of Arkansas.

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE
SERVICES, INC. COMMON SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS)
FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS
(In thousands, except per share data)

	For Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012

Net income (loss) for Diversicare Healthcare Services, Inc. Common shareholders	$(4,868)	$(2,281)	$(1,051)	$(1,234)	$(82)
Adjustments:
Separation and related costs (a)	—	120	—	15	57
Acquisition related costs (b)	123	442	117	36	272
New facility start-up losses (c)	115	56	180	150	606
Debt retirement costs (d)	—	320	—	—	—
Restructuring costs (e)	944	—	—	—	—
Tax impact of above adjustments (f)	(414)	(422)	(202)	(167)	(420)
Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders	$(4,100)	$(1,765)	$(956)	$(1,200)	$433

Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders
Basic	$(0.70)	$(0.30)	$(0.16)	$(0.21)	$0.07
Diluted	$(0.70)	$(0.30)	$(0.16)	$(0.21)	$0.07

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic	5,892	5,874	5,848	5,838	5,828
Diluted	5,892	5,874	5,848	5,838	5,828

(a)	Represents the separation and related costs of Diversicare Healthcare Services, Inc.
(b)	Represents non-recurring costs associated with acquisition-related transactions.
(c)
Represents new facility and venture start-up losses incurred by Diversicare Healthcare Services, Inc. related primarily to the start-up of our Rose Terrace nursing center in West Virginia, our new nursing center in Clinton, Kentucky, our five newly acquired Kansas facilities, and Diversicare Healthcare Services, Inc.’s pharmacy joint venture partnership.

(d)	Represents non-recurring debt retirement costs associated with the extinguishment of the previous debt facility during the quarter.
(e)	Represents non-recurring restructuring costs associated with the disposition of Arkansas.
(f)	Represents tax provision for the cumulative adjustments for each period.

DIVERSICARE HEALTHCARE SERVICES, INC.
FUNDS PROVIDED BY OPERATIONS
(In thousands, except per share data)

	Nine Months Ended September 30,
	2013	2012
NET INCOME (LOSS)	$(7,891)	$(1,789)
Discontinued operations	(2,555)	1,013
Net income (loss) from continuing operations	(5,336)	(2,802)
Adjustments to reconcile net income (loss) from continuing operations to funds provided by operations:
Depreciation and amortization	5,014	4,716
Provision for doubtful accounts	2,860	2,122
Deferred income tax provision (benefit)	(4,214)	(435)
Provision for self-insured professional liability, net of cash payments	1,273	1,922
Stock based compensation	809	435
Equity in net losses of unconsolidated affiliate	(99)	(223)
Debt retirement costs	320	—
Other	38	288
FUNDS PROVIDED BY OPERATIONS	$665	$6,023

FUNDS PROVIDED BY OPERATIONS PER COMMON SHARE:
Basic and diluted	$0.11	$1.04
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic and diluted	5,878	5,816
We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net income (loss) adjusted for loss (income) from discontinued operations, net interest expense, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for separation and related costs and negative EBITDA of start-up facilities and business ventures. We define Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders as Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders adjusted for separation and related costs and start-up losses associated with our new facilities and business ventures. Funds Provided by Operations is defined as net income from operating activities adjusted for the cash effect of professional liability and other non-cash charges. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred tax benefit and other non-cash charges.
Our measurements of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. Management believes that Adjusted EBITDA and Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders are important performance measurements because they eliminate certain nonrecurring start-up losses and separation costs. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred taxes and other non-cash items. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

DIVERSICARE HEALTHCARE SERVICES, INC. SELECTED OPERATING STATISTICS (Unaudited)
Three Months Ended September 30, 2013
	As of September 30, 2013			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds	Available Nursing Beds	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	2013 Q3 Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	790	783	705	89.2%	90.0%	13.3%	$14.4	$416.80	$173.61
Kansas	418	411	320	76.6%	77.9%	10.7%	5.8	405.88	155.36
Kentucky	1,110	1,096	946	85.2%	86.3%	11.7%	21.4	438.25	196.96
Tennessee	617	576	460	74.6%	79.9%	13.0%	9.1	407.05	140.84
Texas	1,859	1,669	1,218	65.5%	73.0%	8.1%	19.7	448.26	135.75
Total	4,794	4,535	3,649	76.1%	80.5%	10.9%	$70.4	$428.20	$161.80

Note 1:
The Alabama region includes nursing centers in Alabama and Florida. The Kentucky region includes nursing centers in Ohio and West Virginia. The Tennessee region includes one nursing center in Kentucky.

Note 2:
The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis.

Note 3:	These Medicare and Medicaid revenue rates include room and board revenues but do not include any ancillary revenues related to these patients.

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